Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Cathy W. Liles (434) 817-8267

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2026 SECOND QUARTER EARNINGS

AND QUARTERLY DIVIDEND

Charlottesville, VA – July 23, 2026 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $9.0 million, or $1.65 per diluted share, for the quarter ended June 30, 2026, compared to $4.2 million, or $0.78 per diluted share, recognized for the quarter ended June 30, 2025.

The increase in net income for the quarter ended June 30, 2026 as compared to the same period in the prior year was primarily due to the cost of funds reduction of 13 basis points, reduced non-interest expense and a gain from the sale of a limited investment partnership interest in Bearing Insurance Group, LLC ("Bearing").

Dividend Declaration

On July 22, 2026, the Company's Board of Directors declared a quarterly cash dividend of $0.36 per share of common stock payable on August 28, 2026, to the holders of record at the close of business on August 14, 2026. The quarterly cash dividend implies an annualized dividend yield to shareholders of approximately 3.20% based on the closing price of the Company’s common stock on July 22, 2026.

President and Chief Executive Officer's comments: "Our second quarter results reflected strong core performance and also benefited from the Bearing transaction, which illustrate consistent performance in a dynamic environment," stated Glenn W. Rust, President and Chief Executive Officer. "We are disciplined in our approach, and we continue to focus on optimizing the balance sheet to maximize profitability. Asset quality, liquidity and capital remain strong enabling us to finance creditworthy projects which enhance our communities."

Key Performance Indicators

Second quarter 2026 compared to second quarter 2025

•
Return on average assets1 improved to 2.24% from 1.05%.
•
Return on average equity1 improved to 18.81% from 10.05%.
•
Net interest margin (FTE)1,2 improved to 3.65% from 3.40%.
•
Loan-to-deposit ratio decreased slightly to 87.6% from 89.4%.
•
Efficiency ratio (FTE)2 improved to 41.6% from 61.2%.

June 30, 2026 Balance Sheet Highlights

•
Gross loans outstanding as of June 30, 2026 and December 31, 2025 totaled $1.2 billion; this represents a decrease of $7.7 million, or 0.6% compared to June 30, 2025.
•
Securities balances were $241.0 million at June 30, 2026, and $254.2 million at December 31, 2025. The balance declined $22.1 million from June 30, 2025 to June 30, 2026, with the additional liquidity allowing the Company to take advantage of investment opportunities that complement its growth and earnings strategies.
•
Deposits at June 30, 2026 were $1.4 billion, a $22.5 million decrease from December 31, 2025, but a $20.1 million increase from June 30, 2025. The changes noted reflect normal customer behavior in the current rate environment as customers continue to optimize their cash holdings.

•
Outstanding borrowings from the FHLB were $20.0 million as of June 30, 2026 and December 31, 2025, and $61.0 million as of June 30, 2025. As of June 30, 2026, the Company had unused borrowing facilities in place of approximately $237.0 million and held no brokered deposits.
•
Book value per share increased to $35.89 as of June 30, 2026, compared to $31.67 as of June 30, 2025, and tangible book value per share (a non-GAAP financial measure)2 was $34.05 as of June 30, 2026 compared to $29.63 as of June 30, 2025. The increases reflect the consistent earnings performance that the Company posts, and in particular, the gain from the Bearing transaction in the second quarter of 2026.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.35% as of June 30, 2026, 0.56% as of December 31, 2025 and 0.48% as of June 30, 2025.
•
Nonperforming assets amounted to $5.8 million as of June 30, 2026, compared to $9.2 million as of December 31, 2025, and $7.8 million as of June 30, 2025. The primary changes over the periods were in the 90 or more days past due and still accruing loans, which are government-guaranteed loans and are serviced by a third party. Timing of the distribution of payments from the servicer can create fluctuations at period ends.
•
The period-end Allowance for Credit Losses on Loans (“ACL”) as a percentage of total loans was 0.66% as of June 30, 2026, 0.67% as of December 31, 2025 and 0.67% as of June 30, 2025. The portfolio of government-guaranteed loans continues to be a significant driver impacting the recovery of credit losses on loans year-over-year. Balances in such loans are 100% guaranteed and do not require an ACL.
•
For the three months ended June 30, 2026, the Company recorded a provision for credit losses of $231 thousand on loans, and a $94 thousand reserve for unfunded commitments, both due to construction and multifamily project loans originated in the second quarter, which drove increases in provision expense as those pools require higher reserves. For the six months ended June 30, 2026, the Company recognized a $105 thousand recovery of credit losses on loans and a $39 thousand provision for unfunded commitments.

Net Interest Income

•
Net interest income for the three months ended June 30, 2026 of $13.7 million increased $952 thousand, or 7.4%, compared to the three months ended June 30, 2025, predominantly due to decreased interest expense associated with deposit accounts and increased yield on loans. On a year-to-date basis, net interest income at June 30, 2026 was $26.7 million compared to $25.1 million at June 30, 2025.
•
Net interest margin (FTE), (a non-GAAP financial measure)2, for the three months ended June 30, 2026 was 3.65%, compared to 3.40% for the three months ended June 30, 2025. The net interest margin (FTE)2 for the six months ended June 30, 2026 was 3.52% compared to 3.34% for the same period in 2025.
•
The Bank's yield on loans was 5.74% for the three months ended June 30, 2026, compared to 5.60% for the prior year same period. The accretion of the fair value mark related to purchased loans positively impacted interest income by 11 bps in the second quarter of 2026, and 14 bps in the second quarter of 2025. The yield on loans for the six months ended June 30, 2026 was 5.64%, which was 4 bps over the same period for 2025.
•
The overall cost of funds, including noninterest-bearing deposits, of 1.64% incurred in the three months ended June 30, 2026 decreased 13 bps from 1.77% in the same period in the prior year. The cost of interest-bearing deposits decreased period over period by 11 bps, from a cost of 2.23% to 2.12%. The cost of borrowings from the FHLB decreased 85 bps from the second quarter of 2025 to the second quarter of 2026, from 4.74% to 3.89%. On a year-to-date basis, at June 30, 2026, the overall cost of funds decreased 16 bps from 1.82% to 1.66%.

Noninterest Income

Noninterest income for the three months ended June 30, 2026 increased $4.7 million, or 360.1%, compared to the three months ended June 30, 2025, the result of a gain of $4.7 million on the Bearing transaction. On a year-to-date basis, at June 30, 2026, the $4.5 million increase over June 30, 2025 also reflects the $4.7 million gain on the Bearing transaction.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2026 decreased by $412 thousand, or 4.7%, compared to the three months ended June 30, 2025. The 2026 quarter reflected continued lower data processing costs resulting from the 2025 core contract renewals, and a reduction of other expense (which includes legal fees) incurred compared to 2025. The $1.0 million decrease in noninterest expense for the six months ended June 30, 2026 compared to the same period of 2025 is due to reduced depreciation and data processing expenses.

Efficiency Ratio

The Company's efficiency ratio (FTE)2 improved to 41.6% for the three months ended June 30, 2026 compared to 61.2% for the three months ended June 30, 2025, as all the components of this ratio improved.

Income Taxes

The effective tax rates amounted to 20.1% and 21.9% for the three months ended June 30, 2026 and 2025, respectively. For each period, the effective income tax rate differed from the U.S. statutory rate of 21%. The effective tax rate fluctuations are attributable to changes in pretax earnings, low-income housing tax credits and the levels of permanent tax differences.

Dividends

Cash dividends of $2.0 million, or $0.36 per share, were declared and paid during the second quarter of 2026. The remaining 78% of net income was retained.

_____________________________________________________________________

1 Annualized.

2 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has seven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County (including one limited-service banking facility), and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	June 30, 2026	December 31, 2025*	June 30, 2025
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$35,705	$5,798	$5,999
Interest-bearing deposits in other banks	9,694	10,552	9,840
Federal funds sold	31,948	54,264	22,683
Securities:
Available-for-sale (AFS), at fair value	234,770	247,992	254,909
Restricted securities, at cost	6,195	6,172	8,120
Total securities	240,965	254,164	263,029
Loans, net of deferred fees and costs	1,233,980	1,237,577	1,241,712
Allowance for credit losses	(8,124)	(8,270)	(8,347)
Loans, net	1,225,856	1,229,307	1,233,365
Premises and equipment, net	11,575	11,687	12,204
Bank owned life insurance	41,953	41,302	40,659
Goodwill	7,768	7,768	7,768
Core deposit intangible, net	2,199	2,682	3,213
Right of use asset, net	5,551	6,297	7,032
Deferred tax asset, net	12,179	12,079	14,084
Accrued interest receivable and other assets	12,803	13,842	15,046
Total assets	$1,638,196	$1,649,742	$1,634,922
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$367,348	$362,322	$384,538
Interest-bearing	279,179	308,295	266,012
Money market and savings deposit accounts	481,847	469,815	457,077
Certificates of deposit and other time deposits	280,822	291,299	281,438
Total deposits	1,409,196	1,431,731	1,389,065
Borrowings	20,000	20,000	61,000
Junior subordinated debt, net	3,578	3,554	3,530
Lease liability	5,474	6,192	6,888
Accrued interest payable and other liabilities	5,263	4,104	3,667
Total liabilities	1,443,511	1,465,581	1,464,150
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,416	13,327	13,318
Capital surplus	107,781	107,337	106,834
Retained earnings	104,531	94,165	87,514
Accumulated other comprehensive loss	(31,043)	(30,668)	(36,894)
Total shareholders' equity	194,685	184,161	170,772
Total liabilities and shareholders' equity	$1,638,196	$1,649,742	$1,634,922

Common shares outstanding	5,424,431	5,393,140	5,391,979
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest and dividend income:
Loans, including fees	$17,688	$17,330	$34,521	$34,363
Federal funds sold	288	64	782	248
Other interest-bearing deposits	47	45	82	87
Investment securities:
Taxable	1,066	1,265	2,169	2,574
Tax-exempt	326	323	648	646
Dividends	83	109	173	224
Total interest and dividend income	19,498	19,136	38,375	38,142

Interest expense:
Demand deposits	67	67	137	136
Money market and savings deposits	2,940	2,927	5,993	5,930
Certificates and other time deposits	2,478	2,670	5,063	5,724
Borrowings	194	582	386	1,091
Federal funds purchased	-	18	-	25
Junior subordinated debt	71	76	141	146
Total interest expense	5,750	6,340	11,720	13,052
Net interest income	13,748	12,796	26,655	25,090
Provision for (recovery of) credit losses	231	3	(105)	(157)
Net interest income after provision for (recovery of) credit losses	13,517	12,793	26,760	25,247

Noninterest income:
Wealth management fees	214	206	434	435
Deposit account fees	359	293	725	600
Debit/credit card and ATM fees	245	355	496	725
Bank owned life insurance income	332	307	651	600
Gains on sales of assets, net	-	-	5	278
Gain on sale of limited partnership investment	4,662	-	4,662	-
Other	220	150	548	433
Total noninterest income	6,032	1,311	7,521	3,071

Noninterest expense:
Salaries and employee benefits	4,027	3,863	8,026	7,799
Net occupancy	720	889	1,499	1,905
Equipment	212	202	398	388
Bank franchise tax	468	489	936	828
Computer software	214	266	428	522
Data processing	609	732	1,159	1,467
FDIC deposit insurance assessment	187	145	362	290
Marketing, advertising and promotion	254	179	521	433
Professional fees	333	331	681	587
Core deposit intangible amortization	236	284	483	579
Other	1,009	1,301	1,975	2,707
Total noninterest expense	8,269	8,681	16,468	17,505
Income before income taxes	11,280	5,423	17,813	10,813
Provision for income taxes	2,272	1,185	3,545	2,086
Net income	$9,008	$4,238	$14,268	$8,727

Net income per common share, basic	$1.66	$0.79	$2.63	$1.62
Net income per common share, diluted	$1.65	$0.78	$2.62	$1.61
Weighted average common shares outstanding, basic	5,423,642	5,391,979	5,416,631	5,385,461
Weighted average common shares outstanding, diluted	5,455,403	5,417,900	5,449,308	5,410,430

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Common Share Data:
Net income	$9,008	$5,259	$5,958	$4,576	$4,238
Net income per weighted average share, basic	$1.66	$0.97	$1.10	$0.85	$0.79
Net income per weighted average share, diluted	$1.65	$0.97	$1.10	$0.84	$0.78
Weighted average shares outstanding, basic	5,423,642	5,409,543	5,392,763	5,391,979	5,391,979
Weighted average shares outstanding, diluted	5,455,403	5,443,437	5,424,154	5,424,642	5,417,900
Actual shares outstanding	5,424,431	5,422,513	5,393,140	5,391,979	5,391,979
Tangible book value per share at period end [4]	$34.05	$32.51	$32.21	$30.90	$29.63
Key Ratios:
Return on average assets [1]	2.24%	1.30%	1.45%	1.12%	1.05%
Return on average equity [1]	18.81%	11.34%	13.04%	10.48%	10.05%
Net interest margin (FTE) 1, [2]	3.65%	3.40%	3.50%	3.43%	3.40%
Efficiency ratio (FTE) [3]	41.6%	56.6%	49.5%	57.9%	61.2%
Loan-to-deposit ratio	87.6%	86.7%	86.4%	89.2%	89.4%
Net Interest Income:
Net interest income	$13,748	$12,906	$13,348	$13,072	$12,796
Net interest income (FTE) [2]	$13,835	$12,991	$13,433	$13,158	$12,881
Company Capital Ratios:
Tier 1 leverage ratio [5]	13.38%	12.70%	12.52%	12.26%	12.12%
Total risk-based capital ratio [5]	21.59%	20.80%	20.42%	20.15%	19.46%
Assets and Asset Quality:
Average earning assets	$1,520,330	$1,550,030	$1,521,387	$1,523,230	$1,521,345
Average gross loans	$1,235,696	$1,233,478	$1,223,703	$1,230,805	$1,240,563
Fair value mark on acquired loans	$3,911	$4,344	$4,754	$5,241	$5,724

Allowance for credit losses on loans:
Beginning of period	$7,981	$8,270	$8,510	$8,347	$8,328
Provision for (recovery of) credit losses	137	(281)	(176)	253	90
Charge-offs	(65)	(93)	(126)	(146)	(111)
Recoveries	71	85	62	56	40
End of period	$8,124	$7,981	$8,270	$8,510	$8,347

Non-accrual loans	$2,099	$2,147	$2,198	$2,568	$2,614
Loans 90 days or more past due and still accruing	3,692	3,841	7,042	4,201	5,178
Total nonperforming assets (NPA)	$5,791	$5,988	$9,240	$6,769	$7,792

NPA as a % of total assets	0.35%	0.36%	0.56%	0.42%	0.48%
NPA as a % of gross loans	0.47%	0.48%	0.75%	0.55%	0.63%
ACL to gross loans	0.66%	0.64%	0.67%	0.69%	0.67%
Non-accruing loans to gross loans	0.17%	0.17%	0.18%	0.21%	0.21%
Net charge-offs to average loans [1]	0.00%	0.00%	0.02%	0.03%	0.02%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

5 All ratios at June 30, 2026 are estimates and subject to change pending regulatory filings. Ratios for prior periods are presented as filed.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	June 30, 2026			June 30, 2025
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$179,586	$1,149	2.56%	$201,507	$1,374	2.73%
Tax-Exempt Securities [1]	64,347	413	2.57%	65,347	408	2.50%
Total Securities [1]	243,933	1,562	2.56%	266,854	1,782	2.67%
Total Loans	1,235,696	17,688	5.74%	1,240,563	17,330	5.60%
Federal funds sold	31,554	288	3.66%	5,698	64	4.51%
Other interest-bearing deposits	9,147	47	2.06%	8,230	45	2.19%
Total Earning Assets	1,520,330	19,585	5.17%	1,521,345	19,221	5.07%
Less: Allowance for Credit Losses	(7,996)			(8,338)
Total Non-Earning Assets	97,395			102,550
Total Assets	$1,609,729			$1,615,557

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$265,742	$67	0.10%	$268,728	$67	0.10%
Money Market and Savings Deposits	489,059	2,940	2.41%	464,058	2,927	2.53%
Time Deposits	283,277	2,478	3.51%	286,555	2,670	3.74%
Total Interest-Bearing Deposits	1,038,078	5,485	2.12%	1,019,341	5,664	2.23%
Borrowings	20,000	194	3.89%	49,275	582	4.74%
Federal funds purchased	-	-	0.00%	1,472	18	4.90%
Junior subordinated debt	3,570	71	7.98%	3,523	76	8.65%
Total Interest-Bearing Liabilities	1,061,648	5,750	2.17%	1,073,611	6,340	2.37%
Non-Interest-Bearing Liabilities:
Demand deposits	344,699			364,033
Other liabilities	11,299			8,790
Total Liabilities	1,417,646			1,446,434
Shareholders' Equity	192,083			169,123
Total Liabilities & Shareholders' Equity	$1,609,729			$1,615,557
Net Interest Income (FTE) [3]		$13,835			$12,881
Interest Rate Spread [2]			3.00%			2.70%
Cost of Funds			1.64%			1.77%
Interest Expense as a Percentage of Average Earning Assets [4]			1.52%			1.67%
Net Interest Margin (FTE) [3,4]			3.65%			3.40%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Certain Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the six months ended
	June 30, 2026			June 30, 2025
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$184,352	$2,342	2.54%	$203,584	$2,798	2.75%
Tax Exempt Securities [1]	64,411	820	2.55%	65,572	818	2.49%
Total Securities [1]	248,763	3,162	2.54%	269,156	3,616	2.69%
Total Loans	1,234,592	34,521	5.64%	1,237,061	34,363	5.60%
Federal funds sold	43,046	782	3.66%	11,256	248	4.44%
Other interest-bearing deposits	8,696	82	1.90%	8,041	87	2.18%
Total Earning Assets	1,535,097	38,547	5.06%	1,525,514	38,314	5.06%
Less: Allowance for Credit Losses	(8,135)			(8,416)
Total Non-Earning Assets	98,624			105,321
Total Assets	$1,625,586			$1,622,419

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$275,134	$137	0.10%	$271,736	$136	0.10%
Money Market and Savings Deposits	488,403	5,993	2.47%	464,231	5,930	2.58%
Time Deposits	287,339	5,063	3.55%	296,388	5,724	3.89%
Total Interest-Bearing Deposits	1,050,876	11,193	2.15%	1,032,355	11,790	2.30%
Borrowings	20,000	386	3.89%	46,038	1,091	4.78%
Federal funds purchased	-	-	0.00%	1,017	25	4.96%
Junior subordinated debt	3,564	141	7.98%	3,517	146	8.37%
Total Interest-Bearing Liabilities	1,074,440	11,720	2.20%	1,082,927	13,052	2.43%
Non-Interest-Bearing Liabilities:
Demand deposits	349,925			363,198
Other liabilities	11,125			9,328
Total Liabilities	1,435,490			1,455,453
Shareholders' Equity	190,096			166,966
Total Liabilities & Shareholders' Equity	$1,625,586			$1,622,419
Net Interest Income (FTE) [3]		$26,827			$25,262
Interest Rate Spread [2]			2.86%			2.63%
Cost of Funds			1.66%			1.82%
Interest Expense as a Percentage of Average Earning Assets			1.54%			1.73%
Net Interest Margin (FTE) [3,4]			3.52%			3.34%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Certain Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Fully tax-equivalent measures
Net interest income (GAAP)	$13,748	$12,906	$13,348	$13,072	$12,796
Fully tax-equivalent adjustment	87	85	85	86	85
Net interest income (FTE) [1] (non-GAAP)	$13,835	$12,991	$13,433	$13,158	$12,881

Efficiency ratio [2] (GAAP)	41.8%	57.0%	49.8%	58.3%	61.5%
Fully tax-equivalent adjustment	-0.2%	-0.4%	-0.3%	-0.4%	-0.3%
Efficiency ratio (FTE) [3] (non-GAAP)	41.6%	56.6%	49.5%	57.9%	61.2%

Net interest margin (GAAP)	3.63%	3.38%	3.48%	3.40%	3.37%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.03%	0.03%
Net interest margin (FTE) [1] (non-GAAP)	3.65%	3.40%	3.50%	3.43%	3.40%

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Other financial measures
Book value per share (GAAP)	$35.89	$34.39	$34.15	$32.89	$31.67
Impact of intangible assets [4]	(1.84)	(1.88)	(1.94)	(1.99)	(2.04)
Tangible book value per share (non-GAAP)	$34.05	$32.51	$32.21	$30.90	$29.63

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Fully tax-equivalent measures
Net interest income (GAAP)	$26,655	$25,090
Fully tax-equivalent adjustment	172	172
Net interest income (FTE) [1] (non-GAAP)	$26,827	$25,262

Net interest margin (GAAP)	3.50%	3.32%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.52%	3.34%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.